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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-24217, 333-50189 and 333-59615) of Brooke Group Ltd. of: (i) our report dated March 30, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K
(ii) our report dated March 30, 2000 relating to the financial statements of Liggett Group Inc., which appears in Exhibit 99.2 in this Form 10-K (iii) our report dated March 20, 2000 relating to the financial statements and financial statement schedule of New Valley Corporation incorporated by reference as
Exhibit 99.3 in this Form 10-K and (iv) our report dated March 2, 2000 relating to the financial statements of Brooke (Overseas) Ltd., which appears in Exhibit
99.4 in this Form 10-K.




/s/ PricewaterhouseCoopers LLP



Miami, Florida
March 30, 2000